Exhibit 10.6

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS
AWARD AGREEMENT

ISSUED PURSUANT TO THE
2021-2023 EQUITY AWARD PROGRAM

This RESTRICTED SHARE UNIT AND DIVIDEND EQUIVALENT RIGHTS AWARD AGREEMENT (this “Award Agreement”) is effective as of the 31st day of March, 2021 and is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and _________________________________ (the “Grantee”), a “Key Employee” under the Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan (the “Plan”).

WHEREAS, the Trust’s Executive Compensation and Human Resources Committee established the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program (the “Program”) under the Plan for specified Key Employees;

WHEREAS, the Program provides for the award of Restricted Share Units, as well as dividend equivalent rights or “DERs” with respect to such Restricted Share Units;

WHEREAS, DERs awarded with respect to Restricted Share Units will be expressed as a dollar amount, which will be applied to “purchase” additional Restricted Share Units and notional shares of the Trust, as applicable (on which DERs will also be awarded).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Restricted Share Units.

(a)The Grantee is hereby awarded a number of “RSU Base Units” equal to ______ Restricted Share Units.  The Grantee’s RSU Base Units will increase in number pursuant to the “purchase” of additional Restricted Share Units with DERs, as described in subsection (c) below.

(b)The Grantee is hereby awarded a DER with respect to each of his or RSU Base Units, as such number of units may be adjusted from time to time in accordance with the Program.

(c)DERs awarded with respect to RSU Base Units will be expressed as a specific dollar amount equal in value to the amount of dividends paid on an actual Share on a specific date (the “Dividend Date”) during the applicable vesting period, multiplied by the Grantee’s outstanding RSU Base Units as of the Dividend Date.  The

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Committee will apply the dollar amount to “purchase” full and fractional Restricted Share Units at “Share Value” (as defined in the Program), which will be subject to Section 5 of the Program, and on which DERs thereafter will also be awarded.

(d)This Award Agreement is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Program and the Plan now in effect and as they may be amended from time to time; provided, that no amendment may adversely affect this Award Agreement without the written consent of the Grantee.

2.Vesting.  The Grantee shall vest in the Restricted Share Units in accordance with the vesting schedule below provided that the Grantee is employed by the Employer on the applicable RSU Vesting Date:

RSU Vesting Date	Number of Restricted Share Units
__________, 2022	________ Restricted Share Units
__________, 2023	________ Restricted Share Units
[__________, 2024	________ Restricted Share Units][1]

[1]	The vesting schedule will be modified as appropriate for individual awards.

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In addition, (i) all DERs awarded but unvested on an RSU Vesting Date shall become fully vested as of such RSU Vesting Date, and (ii) all of a Grantee’s unvested Base RSUs shall become fully vested upon a “Change in Control” (as defined in the Plan).  Subject to the terms of the Plan, the “Committee” (as defined in the Plan) may at any time accelerate the time at which the restrictions on all or any part of the Base RSUs will lapse.

3.Termination of Service. If the Grantee’s service with the “Employer” (as defined in the Program) terminates on account of his or her death or “Disability” (as defined in the Plan), any otherwise unvested Base RSUs that are held by the Grantee at the time of such a termination of service shall then become fully vested and will be released from any otherwise applicable transfer restrictions. However, if the Grantee’s service with the Employer is terminated for any reason other than death or Disability, all unvested Base RSUs held by the Grantee at the time of such termination of service shall be forfeited.

4.Settlement of Base RSUs. As soon as practicable after an RSU Vesting Date, the Trust shall transfer to the Grantee one Share for each Base RSU becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Trust may withhold Shares otherwise transferable to the Grantee to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Share Units, in accordance with Section 8.  The Grantee shall have no rights as a shareholder with respect to the Base RSUs awarded hereunder prior to the date of issuance to the Grantee of a certificate or certificates for such shares.  Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Base RSUs in cash based on the Fair Market Value of a Share on the applicable RSU Vesting Date.

5. Share Delivery.  Shares delivered pursuant to the Program shall be registered in the Grantee’s name (or, if the Grantee so requests, in the name of the Grantee and the Grantee’s spouse, jointly with right of survivorship).

6.No Rights as a Shareholder.  The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Base RSUs awarded under this Agreement prior to the date of issuance to the Grantee of a certificate or certificates for such Shares.

7.Transferability.  The Grantee may not, except by will or by the laws of descent and distribution, assign or transfer his or her Restricted Share Units or notional Shares.  The Grantee may assign or transfer, in whole or in part, Shares delivered hereunder pursuant to the Program, subject to any restrictions imposed by applicable law or the Trust’s insider trading policies.

8.Withholding of Taxes.  Payments made with respect to this Award will be subject to tax withholding to the extent required by law and in accordance with the terms of the Plan.

9.Share Retention Requirements.  For purposes of the share retention requirements set forth in Section X of the Trust’s Corporate Governance Guidelines (the “Share Retention Requirements”), the Shares issued to the Grantee under the Program shall be treated as though they were restricted shares that became vested upon issuance.  If the Grantee has not met the Share Retention Requirements when the Shares are issued, the Grantee shall be required to retain 100% of such Shares until such Share Retention Requirements have been satisfied.  However, any share retention requirement that results from this provision shall immediately lapse upon the Participant’s termination of employment with the Employer.

10.Additional Holding Period.  In addition to any restrictions imposed pursuant to Paragraph 9, if the Grantee is the Chief Executive Officer of the Trust, an Executive Vice President or a Senior Vice President, the Grantee hereby agrees that he or she shall hold any Shares received pursuant to RSUs granted under this Award for a minimum of one year from the date such Shares are received, even if the Grantee is otherwise in compliance with the Share Retention Requirements.

11.Recoupment Policy.  The Grantee hereby agrees that any Shares delivered under this Award Agreement shall be subject to the Trust’s “Recoupment Policy” (if applicable to the Grantee) as in effect on the date the Restricted Share Units are granted under this Award Agreement, and as subsequently amended.

12.Governing Law.  This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of the conflict of laws).

13.Controlling Documents.  The terms and conditions of the Program and the Plan are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.

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14.Electronic Delivery of Documents. The Grantee hereby authorizes the Trust to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Trust’s Intranet site. Upon written request, the Trust will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Trust.

15.Code Section 409A.  Base RSUs payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals.  Accordingly, Base RSUs will be settled no later than the Short-Term Deferral Period (as defined in the Plan) (i.e., no later than the 15th day of the third month following the end of the Grantee’s taxable year in which a Base RSU is no longer subject to a substantial risk of forfeiture).

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IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his or her hand and seal, all as of this 31st day of March, 2021.

PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST

By:

Grantee

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

2021-2023 EQUITY AWARD PROGRAM

(Established under the Pennsylvania Real Estate Investment Trust

Amended and Restated 2018 Equity Incentive Plan)

BENEFICIARY DESIGNATION FORM

This Form is for your use under the Pennsylvania Real Estate Investment Trust 2021-2023 Equity Award Program (the “Program”) to name a beneficiary to whom any benefit under the Program is to be paid in the event of your death.  You should complete the Form, sign it, have it signed by your Employer, and date it.

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I designate the following as my beneficiary(ies) to receive any benefits payable under the Program by reason of my death.  I understand that if my designated beneficiary predeceases me, any benefits shall be paid to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by my Employer cancels all prior beneficiary designations previously filed by me under the Program.

I hereby state that ____________________________ [insert name], residing at ________________________________________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.

Signature of Participant	Date

ACCEPTED:

[insert name of Employer]
By:
Date:

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